Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Dated June 12, 2013

Relating to Preliminary Prospectus Supplement Dated June 10, 2013

and Prospectus Dated June 7, 2013

Registration Nos. 333-187692 and 333-187692-01 through -06

FirstEnergy Ohio PIRB Special Purpose Trust 2013

Issuing Entity

CEI Funding LLC	OE Funding LLC	TE Funding LLC

Issuers of the Phase-In-Recovery Bonds

The Cleveland Electric Illuminating Company

Ohio Edison Company	The Toledo Edison Company

Sponsors, Sellers, Initial Servicers and Depositors

PRICING TERM SHEET

$444,922,000

Pass-Through Trust Certificates

Tranche[1]	Expected Weighted Average Life (Years)[2]	Principal Amount Offered	Certificate Interest Rate	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuing Entity (Before Expenses)	Scheduled Final Distribution Date	Final Maturity Date
A-1	1.60	$111,971,000	0.679%	99.9999%	0.50%	99.4999%	1/2017	1/2019
A-2	5.07	$70,468,000	1.726%	99.9954%	0.50%	99.4954%	1/2020	1/2022
A-3	13.70	$262,483,000	3.450%	99.9979%	0.50%	99.4979%	1/2034	1/2036

The total price to the public is $444,913,134. The total amount of the underwriting discounts and commissions is $2,224,610. The total amount of proceeds to the issuing entity after underwriting discounts and commissions and before deduction of expenses is $442,688,524.

Expected Ratings:*	“AAAsf” / “Aaa(sf)” / “AAA(sf)” by Fitch, Moody’s and S&P, respectively.

Trade Date:	June 12, 2013

Settlement Date:†	June 20, 2013

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to withdrawal at any time.
†	It is expected that delivery of the certificates will be made on or about June 20, 2013, which is the sixth business day (T+6) following the date of the prospectus supplement. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days (T+3), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the certificates on the date of the prospectus supplement or the next business day will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the certificates who wish to trade the certificates on the date of the prospectus supplement or the next business day should consult their own advisors.

[1]	Each tranche pays sequentially.
[2]	The weighted average lives assume a closing date of June 20, 2013.

Interest Payment Dates:	January 15 and July 15, commencing January 15, 2014

	Tranche A-1	Tranche A-2	Tranche A-3
Reference Benchmark:	EDFS	interpolated swaps	interpolated swaps
Benchmark Yield:	0.429%	1.327%	2.750%
Reoffer Spread:	25 bps	40 bps	70 bps
Reoffer Yield:	0.679%	1.727%	3.450%
Net Proceeds (%):	99.4999%	99.4954%	99.4979%
Net Proceeds ($):	$111,411,033	$70,112,418	$261,165,073
CUSIP:	33766Q AA5	33766Q AB3	33766Q AC1
ISIN:	US33766QAA58	US33766QAB32	US33766QAC15

Joint Bookrunning Managers:	Citigroup Global Markets Inc. Goldman, Sachs & Co. Credit Agricole Securities (USA) Inc.

Co-Managers:	Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated RBS Securities Inc.

CEI Funding LLC, OE Funding LLC, TE Funding LLC, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company, on behalf of FirstEnergy Ohio PIRB Special Purpose Trust 2013 (the “Issuing Entity”), have filed a registration statement (including a prospectus and prospectus supplement) (Registration Nos. 333-187692 and 333-187692-01 through -05) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and the most recent versions of other documents filed with the SEC by or on behalf of the Issuing Entity for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. You can also obtain copies of the registration statement from the SEC upon payment of prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices at 100 F Street, N.E., Washington, D.C. 20549. Alternatively, we, Citigroup Global Markets Inc. or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407.

Expected Amortization Schedule3

Outstanding Bond Principal Balances

CEI Funding LLC

Semiannual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Tranche Size	$72,503,000	$56,383,000	$103,160,000
Date
Closing Date	$72,503,000	$56,383,000	$103,160,000
1/2014	58,305,317	56,383,000	103,160,000
7/2014	42,387,863	56,383,000	103,160,000
1/2015	32,703,861	56,383,000	103,160,000
7/2015	23,434,114	56,383,000	103,160,000
1/2016	14,004,184	56,383,000	103,160,000
7/2016	4,719,440	56,383,000	103,160,000
1/2017	—	51,664,204	103,160,000
7/2017	—	42,379,769	103,160,000
1/2018	—	32,943,866	103,160,000
7/2018	—	23,634,345	103,160,000
1/2019	—	14,105,397	103,160,000
7/2019	—	4,728,780	103,160,000
1/2020	—	—	98,431,982
7/2020	—	—	89,143,349
1/2021	—	—	79,551,522
7/2021	—	—	70,421,318
1/2022	—	—	67,936,584
7/2022	—	—	65,548,132
1/2023	—	—	63,074,912
7/2023	—	—	60,631,354
1/2024	—	—	58,125,770
7/2024	—	—	55,605,530
1/2025	—	—	53,013,250
7/2025	—	—	50,404,820
1/2026	—	—	47,722,827
7/2026	—	—	45,023,137
1/2027	—	—	42,248,311
7/2027	—	—	39,454,185
1/2028	—	—	36,583,294
7/2028	—	—	33,691,447
1/2029	—	—	30,721,149
7/2029	—	—	27,728,180
1/2030	—	—	24,655,016
7/2030	—	—	21,557,406
1/2031	—	—	18,377,795
7/2031	—	—	15,171,903
1/2032	—	—	11,882,143
7/2032	—	—	8,564,201
1/2033	—	—	5,160,458
7/2033	—	—	1,726,567
1/2034	—	—	—
7/2034	—	—	—
1/15/2035	—	—	—
7/2035	—	—	—

[3]	May not total due to rounding.

OE Funding LLC

Semiannual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Tranche Size	$35,690,000	$10,202,000	$123,612,000
Date
Closing Date	$35,690,000	$10,202,000	$123,612,000
1/2014	22,811,220	10,202,000	123,612,000
7/2014	8,025,370	10,202,000	123,612,000
1/2015	5,977,864	10,202,000	123,612,000
7/2015	4,279,375	10,202,000	123,612,000
1/2016	2,568,633	10,202,000	123,612,000
7/2016	855,106	10,202,000	123,612,000
1/2017	—	9,347,183	123,612,000
7/2017	—	7,639,593	123,612,000
1/2018	—	5,934,136	123,612,000
7/2018	—	4,228,985	123,612,000
1/2019	—	2,523,264	123,612,000
7/2019	—	831,598	123,612,000
1/2020	—	—	122,779,605
7/2020	—	—	121,138,425
1/2021	—	—	119,481,165
7/2021	—	—	117,738,548
1/2022	—	—	113,700,157
7/2022	—	—	109,638,027
1/2023	—	—	105,524,817
7/2023	—	—	101,398,577
1/2024	—	—	97,247,384
7/2024	—	—	92,994,684
1/2025	—	—	88,698,524
7/2025	—	—	84,298,355
1/2026	—	—	79,852,183
7/2026	—	—	75,299,416
1/2027	—	—	70,698,012
7/2027	—	—	65,987,335
1/2028	—	—	61,225,298
7/2028	—	—	56,351,217
1/2029	—	—	51,422,957
7/2029	—	—	46,379,785
1/2030	—	—	41,279,518
7/2030	—	—	36,061,372
1/2031	—	—	30,783,112
7/2031	—	—	25,383,903
1/2032	—	—	19,921,457
7/2032	—	—	14,334,884
1/2033	—	—	8,681,842
7/2033	—	—	2,901,386
1/2034	—	—	—
7/2034	—	—	—
1/2035	—	—	—
7/2035	—	—	—

TE Funding LLC

Semiannual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Tranche Size	$3,778,000	$3,883,000	$35,711,000
Date
Closing Date	$3,778,000	$3,883,000	$35,711,000
1/2014	3,386,649	3,883,000	35,711,000
7/2014	2,796,264	3,883,000	35,711,000
1/2015	2,171,530	3,883,000	35,711,000
7/2015	1,563,247	3,883,000	35,711,000
1/2016	930,421	3,883,000	35,711,000
7/2016	319,791	3,883,000	35,711,000
1/2017	—	3,562,373	35,711,000
7/2017	—	2,938,691	35,711,000
1/2018	—	2,286,104	35,711,000
7/2018	—	1,649,500	35,711,000
1/2019	—	980,581	35,711,000
7/2019	—	332,747	35,711,000
1/2020	—	—	35,379,059
7/2020	—	—	34,738,407
1/2021	—	—	34,062,184
7/2021	—	—	33,385,713
1/2022	—	—	32,251,231
7/2022	—	—	31,134,321
1/2023	—	—	29,966,042
7/2023	—	—	28,814,852
1/2024	—	—	27,622,376
7/2024	—	—	26,433,544
1/2025	—	—	25,199,990
7/2025	—	—	23,969,371
1/2026	—	—	22,693,310
7/2026	—	—	21,419,451
1/2027	—	—	20,099,404
7/2027	—	—	18,780,800
1/2028	—	—	17,415,237
7/2028	—	—	16,050,331
1/2029	—	—	14,637,667
7/2029	—	—	13,224,848
1/2030	—	—	11,763,444
7/2030	—	—	10,301,045
1/2031	—	—	8,789,205
7/2031	—	—	7,275,501
1/2032	—	—	5,711,471
7/2032	—	—	4,144,675
1/2033	—	—	2,526,638
7/2033	—	—	904,904
1/2034	—	—	—
7/2034	—	—	—
1/2035	—	—	—
7/2035	—	—	—

Outstanding Certificate Balances

FirstEnergy Ohio PIRB Special Purpose Trust 2013

Semiannual Distribution Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Tranche Size	$111,971,000	$70,468,000	$262,483,000
Date
Closing Date	$111,971,000	$70,468,000	$262,483,000
1/2014	84,503,186	70,468,000	262,483,000
7/2014	53,209,497	70,468,000	262,483,000
1/2015	40,853,255	70,468,000	262,483,000
7/2015	29,276,736	70,468,000	262,483,000
1/2016	17,503,237	70,468,000	262,483,000
7/2016	5,894,337	70,468,000	262,483,000
1/2017	—	64,573,760	262,483,000
7/2017	—	52,958,053	262,483,000
1/2018	—	41,164,105	262,483,000
7/2018	—	29,512,831	262,483,000
1/2019	—	17,609,242	262,483,000
7/2019	—	5,893,125	262,483,000
1/2020	—	—	256,590,647
7/2020	—	—	245,020,181
1/2021	—	—	233,094,870
7/2021	—	—	221,545,579
1/2022	—	—	213,887,973
7/2022	—	—	206,320,480
1/2023	—	—	198,565,771
7/2023	—	—	190,844,784
1/2024	—	—	182,995,530
7/2024	—	—	175,033,758
1/2025	—	—	166,911,763
7/2025	—	—	158,672,546
1/2026	—	—	150,268,321
7/2026	—	—	141,742,004
1/2027	—	—	133,045,727
7/2027	—	—	124,222,321
1/2028	—	—	115,223,829
7/2028	—	—	106,092,995
1/2029	—	—	96,781,773
7/2029	—	—	87,332,813
1/2030	—	—	77,697,977
7/2030	—	—	67,919,822
1/2031	—	—	57,950,113
7/2031	—	—	47,831,307
1/2032	—	—	37,515,070
7/2032	—	—	27,043,760
1/2033	—	—	16,368,938
7/2033	—	—	5,532,858
1/2034	—	—	—
7/2034	—	—	—
1/2035	—	—	—
7/2035	—	—	—